KEB
Kerber, Eck & Braeckel LLP

CPAs and
Management Consultants

1000 Myers Building
1 West Old State Capitol Plaza
Springfield, IL 62701-1268
ph 217.789.0960
fax 217.789.2822
www.kebcpa.com

September 21, 2005

Securities and Exchange Commission
Washington, D.C. 20549

RE: UTG, Inc. Form 8-K

Kerber, Eck & Braeckel LLP does not disagree with the assertions by UTG, Inc. regarding our firm as contained in UTG, Inc.'s Form 8-K dated September 21, 2005.

Kerber, Eck & Braeckel LLP

KERBER, ECK & BRAECKEL LLP